EXHIBIT 99.1

For more information, please contact:                      For Immediate Release

      Stacey Needham
      ImageX, Inc.
      425-576-7056
      stacey.needham@imagex.com


          ImageX Completes Previously Announced Sale of Extensis, Inc.,
                        to Celartem Technology USA, Inc.
                Sale Increases Balance Sheet by Over $9.0 Million

      KIRKLAND, Wash. - September 16, 2002 - ImageX(R), Inc. (NASDAQ: IMGX), the leading provider of online solutions for distributing, managing and producing sales and marketing materials, today announced that it has completed the sale of Extensis, Inc. to Celartem Technology USA, Inc. for total consideration of $9 million in cash plus an additional $2.0 million due over the next two years if certain revenue targets are met.

      "The sale of Extensis enables us to focus on core application services that enable corporations to increase their sales through more effective use of their marketing support," said Rich Begert, president and CEO of ImageX.

About ImageX

      Founded in 1995 and based in Kirkland, Wash., ImageX (Nasdaq: IMGX) is the leading provider of online solutions for distributing, managing and producing sales and marketing materials. With six patents issued and more than 40 patents pending, the company's advanced technology reduces costs related to procuring branded communications materials. ImageX's blue chip customer base includes AT&T, Automatic Data Processing (ADP), CB Richard Ellis, GE, Kraft, Merck and Co., Liz Claiborne and many others. More information on the company and its services can be obtained from http://www.imagex.com or by calling (877) 682-0880.

About Celartem Technology

      Celartem Technology was established in 1996 to conduct research and development into storage and distribution technologies for digital images. It has developed, and sells VFZ technology, which allows digital images to be stored and distributed without any loss in resolution; and the Protected Archive Distribution Server that allows digital images to be distributed over networks in a secure manner at original resolution. On December 11, 2001, Celartem was listed on the NASDAQ Japan Market. Please visit www.celartem.com for more information.

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                           of their respective owners.

Certain statements in this press release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements. Statements in this press release regarding (a) the expected proceeds to ImageX over the next two years as a result of the sale, (b) the sufficiency of cash to pursue aggressive marketing support for ImageX's business plan and (c) the expectation that ImageX's focus on its core business will assist ImageX in its aggressive drive to success contain forward looking statements that are based on the opinions and estimates of management only as of the date of this release and are subject to certain risks and uncertainties that are difficult to predict and could cause actual results to differ

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materially from those projected. Factors that could cause actual results to differ materially from the results predicted include industry risks, such as broad market acceptance for printing services procurement over the Internet and the loss of paper supply or any disruption in our suppliers' businesses; risks associated with our ability to obtain new customers, generate additional revenues from existing customers, control our expenses and improve our gross margins; risk associated with increased competition or other changes in printing industry economics; the risks associated with the current macroeconomic trends, including the difficulties ImageX faces in obtaining additional customers through acquisitions; and the ability of Extensis to achieve the requisite revenue goals following the sale of that company. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in ImageX's registration statements and periodic reports filed with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2001 filed on April 1, 2002 and its Form 10-Q for quarter ended June 30, 2002 filed on August 9, 2002. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release. ImageX undertakes no obligation, except as required by securities laws, to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.